UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

GENERAL CANNABIS CORP

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

Series A Convertible Preferred Stock

On September 10, 2021, General Cannabis Corp. (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with various accredited investors (the “Investors”), pursuant to which the Company issued and sold Units consisting of Series A Convertible Preferred Stock (“Series A Preferred”) and warrants (“Warrants”) to purchase shares of the Company’s common stock with a par value $0.001 per share (the “Common Stock”). The total number of Units sold was 1,180. Each Unit consists of one (1) share of Series A Preferred and 300 Warrants. The purchase price of each Unit was $1,000, for an aggregate amount sold of $1,180,000. Each share of Series A Preferred is convertible into 1,000 shares of Common Stock upon the consummation of a capital raise by the Company of not less than $5 million.

Warrants

Warrants have a five-year term and an exercise price per Warrant share of $1.05. The Warrants contain an anti-dilution provision pursuant to which upon a future capital raise by the Company at less than $1.00 per share, each Investor will be granted additional Warrants on a ‘full-ratchet’ basis.

Certificate of Designations

The Certificate of Designations of the Series A Convertible Preferred Stock (“Certificate of Designations”) was filed with the Secretary of State of the State of Colorado on September 14, 2021. The Certificate of Designations establishes the new preferred series entitled “Series A Convertible Preferred Stock” with no par value per share, and sets forth the rights, restrictions, preferences and privileges of the Series A Preferred, summarized as follows:

●	Authorized Number of Shares. 5,000
●	Voting Rights. None
●	Dividends. 6% per annum, ‘paid in kind’ in shares of Series A Preferred
●	Conversion. Each share of Series A Preferred is mandatorily convertible into 1,000 shares of Common Stock upon a minimum capital raise of $5 million; sale, merger or business combination of the Company; or the Company listing on an exchange
●	Redemption. No rights of redemption by Investor, nor mandatory redemption

The foregoing descriptions of the Certificate of Designations, Securities Purchase Agreement and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached to as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Series A Preferred and Warrants is incorporated herein by reference. The Series A Preferred, Warrants, and any shares of Common Stock issued upon exercise of the Series A Preferred and/or Warrants, if applicable, will be issued to the Investors in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 14, 2021, the Company filed the Certificate of Designations with the Secretary of State of the State of Colorado, which amended the Company’s Amended and Restated Articles of Incorporation by creating the new series of preferred stock, “Series A Convertible Preferred Stock.”  The amendment creating the Series A Preferred was authorized by the Company’s Articles of Amendment filed on November 23, 2020, which authorized five million shares of ‘blank check’ preferred, which may be issued in one or more series at the discretion of, and pursuant to the authorization by, the Company’s Board of Directors.

The description of the Certificate of Designations and the rights, restrictions, preferences and privileges of the Series A Preferred as set forth in Item 1.01 of this Form 8-K are hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
4.1	Certificate of Designations of Series A Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 14, 2021

GENERAL CANNABIS CORP

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer